Exhibit 10.1

ALLOS THERAPEUTICS, INC.

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “First Amendment”) is made and entered into as of May 20, 2009, by and between Allos Therapeutics, Inc., a Delaware corporation (the “Company”), and Paul L. Berns (“Employee”).

RECITALS:

WHEREAS, the Company and Employee entered into a Second Amended and Restated Employment Agreement dated December 13, 2007 the “Employment Agreement”);

WHEREAS, the Employment Agreement provides for the acceleration of vesting of Employee’s stock option and restricted stock awards in connection with the Employee’s termination of employment within specified periods prior to or following a change in control of the Company;

WHEREAS, the Company granted restricted stock units to its executive officers and certain other employees as part of the Company’s 2009 annual performance review and appraisal process; and

WHEREAS, the Company and Employee have agreed to this First Amendment in order to, among other things, provide (i) for acceleration of the vesting of all of Employee’s outstanding stock options and/or other stock awards, including without limitation restricted stock and restricted stock units, should Employee’s employment be terminated within the period prior to or following a change in control of the Company as specified in the Employment Agreement and (ii) that all of Employee’s outstanding stock options and/or other stock awards shall be treated in accordance with the terms of the Company’s equity incentive plans and the applicable stock option agreement or other stock award agreement should Employee’s employment be terminated under circumstances other than in connection with a change of control of the Company.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Employee hereby agree as follows:

1.              The last sentence of Section 8(b) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

“Except as set forth in this Section 8(b), following Employee’s termination by reason of his death or Disability, Employee shall have no further rights to any compensation or any other benefits under this Agreement; provided, that Employee’s then outstanding stock options and/or other stock awards shall be treated in accordance with the terms of the Company’s equity incentive plans and the applicable stock option agreement or other stock award agreement.”

2.              The last sentence of Section 8(c) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

“Following such termination of Employee’s employment for Cause, except as set forth in this Section 8(c), Employee shall have no further rights to any compensation or any other benefits under this Agreement; provided, that Employee’s then outstanding stock options and/or other stock awards shall be treated in accordance with the terms of the Company’s equity incentive plans and the applicable stock option agreement or other stock award agreement.”

3.              Section 8(d)(v) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

“(v) all then outstanding stock options and/or other stock awards shall be treated in accordance with the terms of the Company’s equity incentive plans and the applicable stock option agreement or other stock award agreement;”

4.              The second sentence of Section 8(f) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

“In the event of a termination of employment by Employee under this Section 8(f), Employee shall be entitled only to the Accrued Obligations; provided, that Employee’s then outstanding stock options and/or other stock awards shall remain subject to the terms and conditions of the Plan and the applicable stock option agreement or other stock award agreement.”

5.              Section 8(g)(iv) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

“(iv) immediate vesting of all outstanding stock options and/or other stock awards and the extension of the option exercise period for twenty-four (24) months;”

6.              Except as modified herein, the terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

7.              Any waiver, alteration, amendment or modification of any of the terms of this First Amendment shall be valid only if made in writing and signed by each of the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Board of Directors of the Company.

8.              THIS FIRST AMENDMENT AND ALL DISPUTES RELATING TO THIS FIRST AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF COLORADO AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN COLORADO RESIDENTS ENTERED INTO AND PERFORMED ENTIRELY IN COLORADO. THE COMPANY AND EMPLOYEE AGREE THAT

THIS FIRST AMENDMENT CONSTITUTES THE MINIMUM CONTACTS TO ESTABLISH PERSONAL JURISDICTION IN COLORADO AND AGREE TO COLORADO COURT’S EXERCISE OF PERSONAL JURISDICTION. THE COMPANY AND EMPLOYEE FURTHER AGREE THAT ANY DISPUTES RELATING TO THIS FIRST AMENDMENT SHALL BE BROUGHT IN THE COURTS LOCATED IN THE STATE OF COLORADO.

9.              If any contest or dispute shall arise under this First Amendment, each party hereto shall bear its own legal fees and expenses, provided, however, that in the event Employee prevails with respect to a substantial aspect of such contest or dispute, the Company shall be required to reimburse Employee for reasonable legal fees and expenses incurred by him in connection therewith.

10.       This First Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this First Amendment may be by actual or facsimile signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Second Amended and Restated Employment Agreement as of the date first written above.

THE COMPANY:

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc Graboyes
Name:	Marc Graboyes
Title:	SVP, General Counsel

EMPLOYEE:

/s/ Paul L. Berns
PAUL L. BERNS

Signature Page to First Amendment to Second
Amended and Restated Employment Agreement